UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2026

Niki BioSolutions, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38764	42-3265309
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Village Boulevard, Suite 200, Princeton, NJ 08540
(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code: 609-951-2222

Aptorum Group Limited

17 Hanover Square

London W1S 1BN, United Kingdom

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NIKI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced merger transaction, Mr. Ian Huen and Alidad Mireskandari became the CEO and COO, respectively of Niki BioSolutions, Inc. (the “Company”). On September 1, 2026, the Company entered into separate agreements with each of Mr. Huen and Mr. Mireskandari, each with an August 1, 2026 effective date.

Pursuant to the appointment letter for Mr. Huen (the “Huen Appointment letter”), Mr. Huen shall serve as the Company’s Chief Executive Officer. The Huen Appointment letter has an initial term of six months, subject to renewal by mutual agreement. His monthly base salary is HKD 210,000, which is approximately USD26,800 based on an exchange rate of 7.84 as of the date of this Report. He may also be entitled to a discretionary bonus, subject to the discretion of the Board and approval of the Compensation Committee. In addition, Mr. Huen is eligible to receive share bonuses, with the amount, timing and vesting terms to be determined by the Company and approved by the Compensation Committee, and an option to purchase shares pursuant to the Company’s Share Option Plan. Either Mr. Huen or the Company may terminate his appointment upon not less than one month’s prior written notice, and the Company may terminate his appointment immediately upon the occurrence of certain specified events.

Pursuant to the employment agreement with Mr. Mireskandari (the “Mireskandari Employment Agreement”), he will serve as President and Chief Operating Officer of the Company. Under the Mireskandari Employment Agreement, Mr. Mireskandari is entitled to an annual base salary of $320,000, of which $35,000 will be deferred until the Company receives certain capital investments resulting in proceeds of $3,000,000 and which will increase to $350,000, if the Company receives aggregate capital investments of $5,000,000 during his employment. Mr. Mireskandari is also eligible for an annual performance bonus of up to 50% of his base salary and was granted 20,000 restricted stock units (RSUs) vesting immediately at the closing of the merger transaction and options to purchase 800,000 shares of the Company’s common stock under the Company’s 2026 Equity Incentive Plan, subject to the vesting conditions set forth in the Mireskandari Employment Agreement.

The foregoing descriptions of the Huen Appointment Letter and Mireskandari Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Appointment letter for Ian Huen, dated August 1, 2026
10.2	Employment Agreement between Alidad Mireskandari and Niki BioSolutions, Inc dated September 1, 2026
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2026

NIKI BIOSOLUTIONS, INC.

By:	/s/ Ian Huen
Ian Huen
Chief Executive Officer

2